As filed with the Securities and Exchange Commission on March 8, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXPENSIFY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	27-0239450
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
401 SW 5th Ave
Portland, Oregon 97204
(Address, including zip code of Principal Executive Offices)
Expensify, Inc. 2021 Incentive Award Plan
Expensify, Inc. 2021 Stock Purchase and Matching Plan
(Full title of the plan)
Ryan Schaffer
Chief Financial Officer
401 SW 5th Ave
Portland, Oregon 97204
Telephone: (971) 365-3939
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Tad J. Freese
Alexa M. Berlin
Benjamin A. Potter
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission for the purpose of registering an additional 9,829,203 shares of Class A common stock, par value $0.0001 per share, of Expensify, Inc. (the “Registrant”), 4,883,441 of which became available for issuance on January 1, 2022 and 4,945,762 of which became available for issuance on January 1, 2023, pursuant to the following employee benefit plans for which a Registration Statement of the Registrant on Form S-8 (File No. 333-260933) is effective: (i) the Expensify Inc. 2021 Incentive Award Plan and (ii) the Expensify Inc. 2021 Stock Purchase and Matching Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above referenced registration statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit Number	Exhibit Index

4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-41043), filed on March 8, 2023 with the SEC).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-41043), filed on November 15, 2021 with the SEC).

4.3	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-260297), filed on November 1, 2021 with the SEC).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1
Expensify, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (File No. 333-260297), filed on November 1, 2021 with the SEC).

99.2
Expensify, Inc. 2021 Incentive Award Plan – Form of RSU Agreement (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-260297), filed on November 1, 2021 with the SEC).

99.3
Expensify, Inc. 2021 Incentive Award Plan – Form of Option Agreement (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-260297), filed on November 1, 2021 with the SEC).

99.4
Expensify, Inc. 2021 Stock Purchase and Matching Plan (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K (File No. 001-41043), filed on March 31, 2022 with the SEC).

99.5
Expensify, Inc. Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (File No. 333-260297), filed on November 1, 2021 with the SEC).

107.1*	Filing Fee Table

*      Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 8, 2023.

EXPENSIFY, INC.

By	/s/ David Barrett
David Barrett
Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Barrett and Ryan Schaffer, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Barrett	Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2023
David Barrett

/s/ Ryan Schaffer	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 8, 2023
Ryan Schaffer

/s/ Anuradha Muralidharan	Director	March 8, 2023
Anuradha Muralidharan

/s/ Daniel Vidal	Director	March 8, 2023
Daniel Vidal

/s/ Jason Mills	Director	March 8, 2023
Jason Mills

/s/ Tim Christen	Director	March 8, 2023
Tim Christen

/s/ Ellen Pao	Director	March 8, 2023
Ellen Pao

/s/ Ying (Vivian) Liu	Director	March 8, 2023
Ying (Vivian) Liu